Exhibit 99.1

Contacts:
John McLaughlin	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications
775-832-8500	360-668-3701
John.McLaughlin@pdl.com	jennifer@cwcomm.org

PDL BioPharma to Hold Annual Meeting of Stockholders on June 5, 2012

INCLINE VILLAGE, NV, April 12, 2012 – PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) today announced that the company will hold its annual meeting of stockholders on Tuesday, June 5, 2012, at 10:00 a.m. Pacific Time for all stockholders of record on April 13, 2012. The meeting will take place at the Hyatt Regency Hotel in Incline Village, Nevada.

About PDL BioPharma
PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases. Today, PDL is focused on intellectual property asset management, investing in new royalty bearing assets and maximizing the value of its patent portfolio and related assets. For more information, please visit www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.